Exhibit 10.11.2

Second Amendment to Lease

Second Amendment made this 12th day of March, 2008 by and between Targanta Therapeutics Corporation (“Tenant”) and American Twine Limited Partnership (“Landlord”).

WITNESSETH THAT

WHEREAS the parties have heretofore entered into a lease dated October 20, 2006, as amended by a First Amendment to Lease dated May 4, 2007 (the “Lease”).

WHEREAS the Tenant wishes to expand the Premises demised under the Lease to include suites 2220 and 2230, which contain 3,210 rentable square feet located on the second floor of the Building (as shown on Exhibit A attached) ( the “Second Expansion Space”) and return suite 1200 on the first floor of the Building (the “Returned Space”).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	The effective date of this Second Amendment shall be the later of (i) May 1, 2008, or (ii) two (2) business days after Tenant receives written notice from Landlord of the date that Landlord’s Work as defined in Exhibit B has been substantially completed and delivery of possession of the Second Expansion Space.

2.	The Premises currently contains 6,151 square feet. Effective after the effective date, the information contained in Section 1.1 of the Lease immediately following the Heading “Premises” is amended to add suite 2220 and suite 2230 totaling 3,210 rentable square feet and to remove suite 1200, 1,471 rentable square feet. The total area of the Premises shall be 7,890 square feet.

3.	Effective after the effective date, the information contained in Section 1.1 of the Lease immediately following the heading Tenant’s Prorate Share is amended to add the Pro Rata share for the Second Expansion Space, which is 2.77% and to remove the Pro Rata share for the Returned Space, which is 1.27%. The total Pro Rata share will be 6.81%

4.	Effective after the effective date, the information contained in Section 1.1 of the Lease immediately following the heading Parking Spaces is amended to add two (2) additional parking spaces for the Second Expansion Space at $175.00 per month and remove one (1) parking space for suite 1200. Total number of parking spaces shall be five (5).

5.	Effective after the effective date, the information contained in Section 1.1 of the Lease, immediately following the heading Annual Fixed Rent shall be amended to remove the Annual Fixed Rent for the Expansion Space defined in the First Amendment to Lease and to add the rent for the Second Expansion Space :

5/1/08 – 5/31/08	$135,269.40	($42.14/rsf/year)
6/1/08 – 4/30/09	$136,746.00	($42.60/rsf/year)
5/1//09 – 10/31/09	$138,479.40	($43.14/rsf/year)

6.	Effective after the effective date, the Security Deposit under the Lease shall be amended to add $22,788 and remove $7,232 for a total of $55,548.00.

7.	Tenant retains its option to extend the term of the Lease as amended for two (2) periods of one (1) year each as defined in the Lease, such extension option to be applicable to the entire Premises, and Landlord and Tenant confirm that the Tenant’s notice of extension must be given no later than April 30, 2009.

8.	On or before the effective date, Tenant will return suite 1200 subject to Section 5.1.9 Yield Up, of the Lease. Tenant shall not be required to remove any installations, alterations or improvements from suite 1200. Tenant shall remove its trade fixtures, machinery, equipment and personal property therein.

9.	Tenant represents and warrants the Tenant has had no contact with any broker in connection with this Second Amendment. Landlord represents and warrants the Landlord has had no contact with any broker in connection with this Second Amendment. Landlord and Tenant will each indemnify and hold the other harmless in the event that any other broker claims a commission from Landlord as a result of representing Tenant or from Tenant as a result of representing Landlord.

10.	Landlord represents that, as of the date hereof, Tenant is not in default under the Lease, and that the Lease is in full force and effect.

Except as herein provided the terms and conditions of the Lease shall remain in full force and effect. Executed as a sealed instrument as of the day and year first above written.

LANDLORD:		TENANT:

American Twine Limited Partnership		Targanta Therapeutics Corporation

ATLP, Inc., Its General Partner

By	/s/ Anthony Goschalk	By:	/s/ George Eldridge
Name: Anthony Goschalk		Name: George Eldridge
Title: President		Title: CFO Duly Authorized